UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
Amendment No. 1
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2006
O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)
(302) 266-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

     On April 27, 2006, O2Diesel Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to report amendments to certain agreements and the closing of two private placement transactions. This Form 8-K/A is being filed to incorporate a press release announcing these closings. Item 1.01, 3.02 and 9.01 are hereby amended and restated as follows:
SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
The disclosures required to be provided herein is incorporated by reference to Item 3.02 below.
SECTION 3 — SECURITIES AND TRADING MARKET
Item 3.02 Unregistered Sales of Equity Securities
$4.0 million Private Placement
On April 27, 2006, the Company entered into Amendment No. 1 (the “UBS Amendment”) to the Common Stock and Warrant Purchase Agreement (“$4.0 million Purchase Agreement”) with UBS AG, London (“UBS”). The UBS Amendment (i) modified the amount of liquidated damages to a maximum of 8% of the purchase price; and (ii) added that shareholder approval will be obtained prior the Company issuing the shares of common stock issuable upon exercise of the warrant. There were no other changes to the $4.0 million Purchase Agreement. A copy of the UBS Amendment is filed as Exhibit 10.1 and is incorporated herein by reference.
On April 27, 2006, the Company held its closing with UBS in connection with a private placement of 5,333,333 shares of the Company’s common stock at a purchase price of $0.75 per share for total proceeds of $4,000,000. The shares were sold pursuant to the $4.0 million Purchase Agreement entered into between the parties on April 6, 2005.
As part of the closing, the Company issued warrants to purchase 2,666,667 shares of common stock at an exercise price of $0.825 per share during the period of six months to forty-two months of issuance. The warrants expire forty-two months after the date of issuance.
The common stock and the warrants were issued to the accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.
A copy of the $4.0 million Purchase Agreement and Form of Warrant were previously filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on April 20, 2006 and are incorporated herein by reference. A copy of the Company’s May

2, 2005 Press Release announcing the closing is filed hereto as Exhibit 99.1 to this report and is incorporated herein by reference.
$2.5 million Private Placement
On April 27, 2006, the Company entered into Amendment No. 1 (the “Standard Bank Amendment”) to the Common Stock and Warrant Purchase Agreement (“$2.5 million Purchase Agreement”) with Standard Bank Plc (“Standard Bank”). The Standard Bank Amendment (i) modified the amount of liquidated damages to a maximum of 8% of the purchase price; and (ii) added that shareholder approval will be obtained prior the Company issuing the shares of common stock issuable upon exercise of the warrant. There were no other changes to the $2.5 million Purchase Agreement. A copy of the Standard Bank Amendment is filed as Exhibit 10.4 and is incorporated herein by reference.
Also on April 27, 2006, the Company held its closing with Standard Bank in connection with a private placement of 3,333,333 shares of the Company’s common stock at a purchase price of $0.75 per share for total proceeds of $2,500,000. The shares were sold pursuant to the $2.5 million Purchase Agreement entered into between the parties on April 6, 2005.
As part of the closing, the Company issued warrants to purchase 1,666,667 shares of common stock at an exercise price of $0.825 per share during the period of six months to forty-two months of issuance. The warrants expire forty-two months after the date of issuance.
The common stock and the warrants were issued to the accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.
A copy of the $2.5 million Purchase Agreement and Form of Warrant were previously filed as Exhibits 10.3 and 10.4 to the Company’s Current Report on Form 8-K filed on April 20, 2006 and are incorporated herein by reference. A copy of the Company’s May 2, 2005 Press Release announcing the closing is filed hereto as Exhibit 99.1 to this report and is incorporated herein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

Exhibit No.	Description
10.1	Amendment No. 1 to the Common Stock and Warrant Purchase Agreement with UBS AG, London (2)

10.2	$4.0 million Common Stock and Warrant Purchase Agreement (1).

Exhibit No.	Description
10.3	Form of Warrant for UBS AG, London (1).

10.4	Amendment No. 1 to the Common Stock and Warrant Purchase Agreement with Standard Bank Plc (2)

10.5	$2.5 million Common Stock and Warrant Purchase Agreement (1)

10.6	Form of Warrant for Standard Bank Plc (1)

99.1	Text of Press Release, issued by O2Diesel Corporation on May 2, 2006 (3)

(1)	Previously filed as an exhibit to the Company’s current report on Form 8-K on April 20, 2006.

(2)	Previously filed as an exhibit to the Company’s current report on Form 8-K on April 27, 2006.

(3)	Filed herewith.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION
By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: May 2, 2006